Exhibit 99.2

News Release
FOR IMMEDIATE RELEASE
APRIL 10, 2014
CHESAPEAKE ENERGY CORPORATION ANNOUNCES
CASH TENDER OFFER FOR SENIOR NOTES
OKLAHOMA CITY, OKLAHOMA, APRIL 10, 2014 - Chesapeake Energy Corporation (NYSE:CHK) today announced the commencement of a tender offer (the “Tender Offer”) for any and all of its 9.50% Senior Notes due 2015 (the “Notes”).
The Tender Offer is being made pursuant to an Offer to Purchase and a related Letter of Transmittal, each dated April 10, 2014, which set forth a more detailed description of the terms and conditions of the Tender Offer.
Upon the terms and subject to the conditions described in the Offer to Purchase, the Letter of Transmittal and any amendments or supplements to the foregoing, Chesapeake is offering to purchase for cash any and all of the outstanding Notes.
Holders must validly tender their Notes at or prior to 5:00 p.m., New York City time, on April 23, 2014 (such date and time, as it may be extended, the "Early Tender Date") to be eligible to receive the Total Consideration (as set forth in the table below), which includes the Early Tender Premium (as set forth in the table below). The Tender Offer will expire at 11:59 p.m., New York City time, on May 7, 2014, unless it is extended or earlier terminated (such date and time, as it may be extended, the “Expiration Date”).

Notes	CUSIP/ISIN Numbers	Principal Amount Outstanding	Purchase Price(1)	Early Tender Premium(2)	Total Consideration(1)
9.50% Senior Notes due 2015	165167CD7/ US165167CD78	$1,264,697,000	$1,042.00	$30.00	$1,072.00
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(1) Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the Tender Offer, and excluding any accrued interest, which will be paid in addition to the Total Consideration or Purchase Price, as applicable, up to but not including the applicable settlement date.
(2) Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the Tender Offer prior to the Early Tender Date; included in Total Consideration.
Chesapeake’s obligation to accept for purchase and to pay for Notes in the Tender Offer is subject to the satisfaction or waiver of a number of conditions, including the receipt by Chesapeake, at or prior to the early settlement date (as described below), of the net proceeds from the issuance of not less than $3.0 billion in principal amount of indebtedness in one or more debt financing transactions, including debt capital markets transactions, on terms reasonably satisfactory to Chesapeake (the “Financing Condition”). On April 10, 2014, Chesapeake commenced an offering of $3.0 billion of its senior notes, and such offering, if successfully completed, will satisfy the Financing Condition. The Tender Offer is not contingent upon the tender of any minimum principal amount of Notes. This press release is not an offer to sell or the solicitation of an offer to buy any securities. Offers and sales of any securities will only be made by means of a prospectus or offering memorandum, on the terms and subject to the conditions set forth therein.
Holders of Notes that are validly tendered at or prior to the Early Tender Date and accepted for purchase by Chesapeake will receive the Total Consideration, which is equal to the Purchase Price (as set forth in the table above) for the Notes plus the Early Tender Premium for the Notes. Holders of Notes tendered after the Early Tender Date but before the Expiration Date and accepted for purchase by Chesapeake will receive the Purchase Price, but not the Early Tender Premium.
In addition to the Purchase Price or the Total Consideration, as the case may be, holders of Notes accepted for purchase will also receive accrued and unpaid interest on those Notes from the last interest payment date for the Notes to, but not including, the applicable settlement date for the Notes.

INVESTOR CONTACTS:	MEDIA CONTACTS:	CHESAPEAKE ENERGY CORPORATION
Gary T. Clark, CFA	Gordon Pennoyer	6100 North Western Avenue
(405) 935-8870	(405) 935-8878	P.O. Box 18496
ir@chk.com	media@chk.com	Oklahoma City, OK 73154

In addition to the Purchase Price or the Total Consideration, as the case may be, holders of Notes accepted for purchase will also receive accrued and unpaid interest on those Notes from the last interest payment date for the Notes to, but not including, the applicable settlement date for the Notes.
Settlement of Notes that are validly tendered and accepted for purchase at or prior to the Early Tender Date will promptly follow the satisfaction or waiver of the Financing Condition and the other conditions applicable to the Tender Offer but will in no event be earlier than the Early Tender Date. Chesapeake currently anticipates that such early settlement date will occur on or about April 24, 2014 (such date being subject to change without prior notice).
Settlement of Notes that are validly tendered and accepted for purchase after the Early Tender Date but before the Expiration Date will promptly follow the Expiration Date. Chesapeake currently anticipates that such final settlement date will occur on or about May 8, 2014 (such date being subject to change without prior notice).
Tendered Notes may be withdrawn from the Tender Offer at or prior to, but not after, 5:00 p.m., New York City time, on April 23, 2014 (the “Withdrawal Deadline”), unless the Withdrawal Deadline is extended or the Tender Offer is earlier terminated. Chesapeake expressly reserves the right, in its sole discretion, subject to applicable law, to (1) terminate the Tender Offer prior to the Expiration Date and not accept for purchase any Notes subject to the Tender Offer, (2) waive any and all of the conditions to the Tender Offer, (3) extend the Early Tender Date, Withdrawal Deadline or Expiration Date, (4) amend the terms of the Tender Offer or (5) change any settlement date for the Tender Offer. Until the Expiration Date, no assurance can be given that the Tender Offer will be completed.
Chesapeake has retained Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. as the dealer managers for the Tender Offer. D.F. King & Co., Inc. has been retained as the tender agent and information agent for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: Morgan Stanley & Co LLC at (800) 624-1808 (U.S. toll free) or (212) 761-1057 (collect) or Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll free) or (212) 723-6106 (collect). Requests for documents and questions regarding the tender of Notes may be directed to D.F. King & Co, Inc. at the address, telephone numbers and email address set forth below.
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Attention: Krystal Scrudato
Banks and brokers call collect: (212) 269-5550
All others call toll-free: (800) 697-6975
Email: chk@dfking.com
The Offer to Purchase and the related Letter of Transmittal are expected to be distributed to holders of Notes beginning today. Copies of the Offer to Purchase and the Letter of Transmittal related to the Tender Offer may also be obtained at no charge from D.F. King & Co., Inc.

None of Chesapeake, its board of directors, the dealer managers or the tender agent and information agent makes any recommendation that you tender or refrain from tendering all or any portion of the principal amount of your Notes, and no one has been authorized by any of them to make such a recommendation.

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell any securities. The Tender Offer is being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In any jurisdiction where the laws require a tender offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Chesapeake by the dealer managers, or one or more registered brokers or dealers under the laws of such jurisdiction.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 10th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing, compression and oilfield services businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

This news release includes "forward-looking statements" that give Chesapeake's current expectations or forecasts of future events, including the expected consummation of the Tender Offer and the expected consummation of a debt financing and the use of proceeds therefrom. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties (including those stated in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2013), and actual results may differ from the expectation expressed. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information, except as required by applicable law.

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